Exhibit 10.7

Execution Version

first AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter called this “Amendment”) is dated effective as of April 8, 2015, by and among BREITBURN OPERATING LP, a Delaware limited partnership (the “Company”), BREITBURN ENERGY PARTNERS LP, as Parent Guarantor (the “Parent”), BreitBurn GP, LLC (the “Parent GP”), BreitBurn Operating GP, LLC (the “General Partner”), the Subsidiaries of the Parent and/or the Company, as guarantors (the “Subsidiary Guarantors”, and together with the Parent, the Parent GP, and the General Partner, the “Guarantors”), EACH LENDER SIGNATORY HERETO, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity “Administrative Agent”). Capitalized terms used in this Amendment, and not otherwise defined in this Amendment, have the meanings assigned thereto in the Credit Agreement defined below. The Credit Agreement, as amended by this Amendment, and as may be further amended, restated or modified from time to time, is hereinafter called the “Agreement”.

WITNESSETH:

WHEREAS, the Company, the Guarantors, Administrative Agent, Issuing Lender and the lenders from time to time party thereto (the “Lenders”) are parties to that certain Third Amended and Restated Credit Agreement dated as of November 19, 2014 (the “Credit Agreement”), whereby upon the terms and conditions therein stated the Lenders have agreed to make certain loans to the Company upon the terms and conditions set forth therein;

WHEREAS, the Company has requested that the Majority Lenders amend the Credit Agreement as set forth below;

WHEREAS, subject to the terms hereof, the Majority Lenders are willing to agree to the amendments to the Credit Agreement as set forth herein; and

WHEREAS, the Required Lenders have redetermined the Borrowing Base as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

SECTION 1.          Amendments to Credit Agreement. Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)          New Definitions. The following definitions are hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order:

“Excess Fee Percentage” means, as of any date on which a Second Lien Reciprocal Fee payment is made, the excess, if any, of (x) the aggregate Fee Percentages in respect of such payment and any other Second Lien Reciprocal Fee payments made during the one-year period ending on such date less (y) the Excess Fee Percentages applicable to any Reciprocal Fee Payments previously paid hereunder in respect of such other Second Lien Reciprocal Fee payments, less (z) 2.00%.

“Fee Percentage” means (i) in the context of a Second Lien Reciprocal Fee payment, a percentage determined by dividing (x) the amount of such payment by (y) the outstanding principal amount of the Permitted Second Lien Debt as of the date of such payment and multiplying the result by 100% and (ii) in the context of an aggregation of Second Lien Reciprocal Fee payments, the aggregate of the Fee Percentages for each such payment.

First Amendment

“First Amendment Effective Date” means the “Amendment Effective Date” as such term is defined in that certain First Amendment to Third Amended and Restated Credit Agreement dated as of April 8, 2015, by and among the Company, the other Loan Parties party thereto, BreitBurn GP, LLC, the Administrative Agent, and the Lenders party thereto.

“Intercreditor Agreement” means (a) the Intercreditor Agreement among the Company, Parent, Breitburn Finance Corporation, the Subsidiaries of the Parent named therein, the Administrative Agent and the Second Lien Trustee, in form and substance substantially the same as the posting draft dated March 26, 2015 and posted to the Lenders on SyndTrak on March 26, 2015 with such changes and modifications as may reasonably be deemed satisfactory by the Administrative Agent, and (b) if the Permitted Second Lien Debt is refinanced or replaced, or if any Additional Second Lien Obligations (as that term is defined in the Intercreditor Agreement) shall arise, in each case in accordance with this Agreement and the Intercreditor Agreement, any successor or additional intercreditor agreement entered into in connection therewith which contains substantially the same terms and conditions, in each case as the Intercreditor Agreement may from time to time be amended, modified, supplemented or restated from time to time in a manner reasonably acceptable to the Majority Lenders in their sole discretion.

“October 1, 2015 Borrowing Base Floor” means an amount equal to (a) $1,800,000,000 minus (b) the amount by which the Borrowing Base has been reduced pursuant to Section 8.02(e)(ii)(z) as a result of Dispositions since the First Amendment Effective Date minus (c) the amount by which the Borrowing Base has been reduced pursuant to Section 8.10(d)(ii)(z) as a result of modifications or terminations of Derivative Contracts since the First Amendment Effective Date minus (d) the amount by which the Borrowing Base has been reduced pursuant to the second proviso of Section 8.05(e) since the First Amendment Effective Date.

“Permitted Second Lien Debt” means (i) Indebtedness under the Second Lien Indenture, including those certain Senior Secured 9.25% Notes due 2020 issued by the Company, the Parent and Breitburn Finance Corporation, and guarantees of such Indebtedness by the Guarantors, that is at all times subject to the Intercreditor Agreement, issued or incurred by the Company, the Parent and/or Breitburn Finance Corporation from time to time, and (ii) any refinancing or replacement of such Indebtedness (whether issued under a loan, credit or note purchase agreement or indenture or other debt instrument and including guarantees thereof by the Guarantors and the Company and other Indebtedness thereunder), to the extent permitted under the Intercreditor Agreement, that complies with all of the following requirements:

(a)          such Indebtedness does not have a maturity date that is on or earlier than the date 180 days after the Termination Date in effect on each date on which such Indebtedness is issued or incurred;

(b)          no scheduled payment of principal, scheduled mandatory redemption or scheduled sinking fund payment of such Indebtedness is due on or before the date that is 180 days after the Termination Date in effect on each date on which such Indebtedness is issued or incurred (in this definition defined as a “Date of Issuance”);

(c)          the initial Date of Issuance of such Indebtedness shall occur on the First Amendment Effective Date, and such Indebtedness shall have an aggregate principal amount not to exceed the Second Lien Cap;

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(d)          the affirmative or negative covenants (including financial covenants) are not materially more restrictive than those set forth in this Agreement; provided, however, that the inclusion of any covenant that is customary with respect to such type of Permitted Second Lien Debt or that is included in the Permitted Second Lien Debt Documents as in effect on the First Amendment Effective Date (as amended from time to time in accordance with the Intercreditor Agreement and this Agreement) and, in each case, not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (d);

(e)          shall not contain any restriction on the ability of the Company or any of its Restricted Subsidiaries to amend, modify, restate or otherwise supplement this Agreement or the other Loan Documents other than as set forth in the Intercreditor Agreement and other than those restrictions that are not materially more restrictive than the restrictions set forth in the Permitted Second Lien Debt Documents as in effect on the First Amendment Effective Date;

(f)          except for equal and ratable clauses, shall not contain any restrictions on the ability of any Subsidiary of the Company or Parent to guarantee the Obligations (as such Obligations may be amended, supplemented, modified, or amended and restated in each case in accordance with the Intercreditor Agreement) or any restrictions on the ability of any Subsidiary, the Parent or the Company to pledge assets as collateral security for the Obligations (as such Obligations may be amended, supplemented, modified, or amended and restated in each case in accordance with the Intercreditor Agreement);

(g)          on each Date of Issuance and immediately after giving effect to the incurrence of such Indebtedness and any concurrent repayment of Indebtedness, Parent is in compliance on a pro forma basis with Sections 8.14 and 8.16 of this Agreement;

(h)          no Default or Event of Default exists on the Date of Issuance or will occur immediately after, and as a result of, the issuance of such Indebtedness;

(i)          any Liens securing such Indebtedness are second in priority to the Liens securing the Obligations as provided in the Intercreditor Agreement; and

(j)          such Indebtedness is not guaranteed by any Person which is not a Guarantor of all of the Obligations (excluding any Excluded Swap Obligations with respect to such Guarantor).

“Permitted Second Lien Debt Documents” means, collectively, the Second Lien Indenture, all guarantees of the Permitted Second Lien Debt, and all other agreements, documents or instruments executed and delivered by the Company or any Guarantor in connection with, or pursuant to, the incurrence of Permitted Second Lien Debt, as all of such documents are from time to time amended, supplemented or restated in compliance with this Agreement.

“Reciprocal Fee Payment” means, in respect of any Second Lien Reciprocal Fee, a fee payable to the Administrative Agent (for the account of the Lenders) under Section 2.07(c) on the same date as such Second Lien Reciprocal Fee in an amount (if greater than zero) equal to the product obtained by multiplying (i) the Excess Fee Percentage as of such date by (ii) the total Commitments on such date.

“Redemption” means with respect to any Indebtedness, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value of such Indebtedness. “Redeem” has the correlative meaning thereto.

“Second Lien Amendment” has the meaning assigned to such term in Section 8.19.

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“Second Lien Cap” means, on any determination date, Permitted Second Lien Debt in an amount not exceeding the sum of (i) an original principal amount of $650,000,000 plus (ii) accrued and unpaid interest and prepayment premium on such principal amount, if and to the extent capitalized and outstanding under the terms of the Permitted Second Lien Documents.

“Second Lien Indenture” means the Indenture among the Second Lien Trustee, the Company, the Parent, Breitburn Finance Corporation, and certain subsidiaries (including the Company) of the Parent as guarantors, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Intercreditor Agreement (and any successor indenture, note purchase, credit or loan agreement or other debt instrument in connection with any refinancing thereof permitted hereunder and under the Intercreditor Agreement).

“Second Lien Reciprocal Fee” means a fee payment made pursuant to (i) Section 8.09(e)(iii) or (ii) a Second Lien Amendment made in accordance with Section 8.19(i)(F).

“Second Lien Trustee” means U.S. Bank National Association, or such other entity serving in the capacity as the “collateral trustee” under the Second Lien Indenture to the extent permitted under the Second Lien Indenture and the Intercreditor Agreement.

“Series B Preferred Units” means the Series B Perpetual Convertible Preferred Units of the Parent.

(b)          Amendments to Definitions. The following definitions in Section 1.01 of the Credit Agreement are hereby amended as follows:

(i)          The definition of “Loan Documents” is hereby amended and restated in its entirety as follows:

“Loan Documents” means this Agreement, the Notes, each Guaranty, the Security Documents, each LC Application and Letter of Credit, the Fee Letter, the Intercreditor Agreement and each other document executed by a Loan Party in connection herewith that by its terms states that it is a Loan Document.

(ii)         The definition of “Material Adverse Effect” is hereby amended and restated in its entirety to read as follows:

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Loan Parties taken as a whole, or as to the Company, including any material adverse change in reserve estimates of the Oil and Gas Properties of the Loan Parties taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its material obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party (or, in the case of the Intercreditor Agreement, against any party thereto other than the Administrative Agent) of any material Loan Document.

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(iii)        The definition of “Pricing Grid” is hereby amended and restated in its entirety to read as follows:

“Pricing Grid” means the annualized variable rates (stated in terms of basis points (“bps”)) set forth below for the Applicable Margin, Commitment Fee and Letter of Credit Fee, based upon the ratio of Effective Amount to the Borrowing Base Amount, as follows:

	Applicable Margin
Effective Amount/ Borrowing Base	LIBOR and LIBOR Market Index Rate (bps)	Base Rate (bps)	Commitment Fee (bps)	Letter of Credit Fee (bps)
≥90%	275.00	175.00	50.00	275.00
<90% ≥ 75%	250.00	150.00	50.00	250.00
<75% ≥ 50%	225.00	125.00	50.00	225.00
<50% ≥ 25%	200.00	100.00	37.50	200.00
<25%	175.00	75.00	37.50	175.00

The Pricing Grid for any date shall be determined by reference to the ratio of the Effective Amount and Borrowing Base and any change (a) shall become effective upon the delivery to the Administrative Agent of a Pricing Grid Certificate of a Responsible Officer of the Company (which certificate shall be delivered simultaneously with (i) the delivery of each Notice of Borrowing, any notice required under Section 2.04, Notice of Conversion/Continuation or a request for issuance of a Letter of Credit and (ii) any change in the amount of the Borrowing Base), and (b) shall apply (i) in the case of the Base Rate Loans and LIBOR Market Index Rate Loans, to Base Rate Loans and LIBOR Market Index Rate Loans outstanding on such delivery date or made on and after such delivery date and (ii) in the case of the LIBOR Loans, to LIBOR Loans made, continued or converted on and after such delivery date. Notwithstanding the foregoing, at any time during which the Company has failed to deliver the Pricing Grid Certificate when due, the ratio of Effective Amount to the Borrowing Base shall be deemed, solely for the purposes of this definition, to be greater than 90% until such time as the Company shall deliver such certificate.

(c)          Sections 2.05(a) and 2.05(b) of the Credit Agreement are hereby amended and restated in their entirety as follows:

“(a)          Scheduled Borrowing Base Determinations. At all times prior to the Termination Date the Effective Amount shall not exceed the Borrowing Base then in effect. From and after the First Amendment Effective Date (which is deemed to be the Scheduled Borrowing Base Determination Date for April 1, 2015), the Borrowing Base hereunder shall be $1,800,000,000.00, until redetermined pursuant to the terms of this Section 2.05 or adjusted pursuant to Section 8.02(e)(ii)(z) or Section 8.10(d)(ii)(z). Upon notice to the Company, the Borrowing Base shall be redetermined for each succeeding Borrowing Base Period on each Scheduled Borrowing Base Determination Date, and each such redetermination shall be effective as of the date set forth in such notice of redetermination; provided, that the April 1, 2015 Scheduled Borrowing Base Determination Date shall be deemed to have occurred on the First Amendment Effective Date. The Borrowing Base shall be determined based upon the loan collateral value assigned to the Oil and Gas Properties owned by the Company and its Subsidiaries and such other credit factors (including the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Loan Parties) that the Lenders deem significant. The Lenders’ determination of the Borrowing Base shall be in their sole discretion. Subject to the last sentence of this Section 2.05(a), upon each redetermination of the Borrowing Base, the Administrative Agent shall recommend to the Lenders a new Borrowing Base and the Lenders in accordance with their customary policies and procedures for extending credit to Oil and Gas reserve-based customers shall (by unanimous agreement in the case of Borrowing Base increases and by agreement of the Required Lenders in the case of Borrowing Base decreases or affirmations) establish the redetermined Borrowing Base. If the Company does not furnish the Reserve Reports or all such other information and data by the date required, the Lenders may nonetheless determine a new Borrowing Base. Subject to the last sentence of this Section 2.05(a), it is expressly understood that the Lenders shall have no obligation to determine the Borrowing Base at any particular amount, either in relation to the Aggregate Maximum Credit Amount or the Elected Commitment Amount. Notwithstanding anything in this Section 2.05(a) to the contrary, in no event shall the Scheduled Borrowing Base Redetermination for October 1, 2015 cause the Borrowing Base to be redetermined to an amount less than the October 1, 2015 Borrowing Base Floor unless (i) the Company consents to such lower redetermination or (ii) on the date of the Scheduled Borrowing Base Redetermination for October 1, 2015, the aggregate amount of cash and Cash Equivalents of the Loan Parties plus the amount of the Available Borrowing Base is less than 10% of the October 1, 2015 Borrowing Base Floor.

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(b)          Special Borrowing Base Determinations. Subject to the last sentence of this Section 2.05(b), in addition to Scheduled Borrowing Base Determinations pursuant to Section 2.05(a), the Company and the Required Lenders may each request one (1) additional redetermination of the Borrowing Base during each Borrowing Base Period (“Special Borrowing Base Determination”). In the event the Company requests a Special Borrowing Base Determination pursuant to this Section 2.05(b), the Company shall deliver written notice of such request to the Lenders which shall include: (i) Reserve Report(s) prepared as of a date not more than thirty (30) calendar days prior to the date of such request, for the benefit of the Lenders, and (ii) such other information as the Lenders shall request prepared as of a date not more than thirty (30) calendar days prior to the date of such request. Likewise, in the event the Required Lenders exercise their option for a Special Borrowing Base Determination, the Administrative Agent shall give the Company notice of the redetermined Borrowing Base. Notwithstanding anything in this Section 2.05(b) to the contrary, (i) the Required Lenders shall not be permitted to request a Special Borrowing Base Determination during the Borrowing Base Period between the April 1, 2015 and October 1, 2015 Scheduled Borrowing Base Determination Dates and (ii) the Required Lenders shall not be permitted to request a Special Borrowing Base Determination during the Borrowing Base Period between the October 1, 2015 and April 1, 2016 Scheduled Borrowing Base Determination Dates, unless, at any time between the October 1, 2015 and April 1, 2016 Scheduled Borrowing Base Determination Dates, the aggregate amount of cash and Cash Equivalents of the Loan Parties plus the amount of the Available Borrowing Base is less than 10% of the Borrowing Base then in effect.”

(d)          Section 2.07 of the Credit Agreement is hereby amended by the addition of a new subsection (c) thereto to read as follows:

“(c)          Reciprocal Fee. The Company shall pay to the Administrative Agent, from time to time on each date that a Second Lien Reciprocal Fee payment is made, any Reciprocal Fee Payment required in connection therewith, for the account of the Lenders in accordance with their respective Commitments hereunder.

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(e)          Section 4.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)          The Loan Parties agree to deliver to further secure the Obligations whenever reasonably requested by the Administrative Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance reasonably satisfactory to the Administrative Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests on substantially all assets of Parent, the Company and their present and future Subsidiaries, including Oil and Gas Properties representing not less than 80% of the total net present value (determined by a discount factor of 10%) of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report.

(b)          The Loan Parties agree that contemporaneously with the grant of any second Lien on any Loan Party’s Property that is not already then Collateral to secure the Permitted Second Lien Debt, the applicable Loan Party shall grant to the Administrative Agent to further secure the Obligations a first Lien on such Property pursuant to documentation substantially the same as the documentation used to grant such second Lien.

(c)          The Loan Parties also agree to deliver whenever reasonably requested by the Administrative Agent, title opinions from legal counsel reasonably acceptable to the Administrative Agent or such other evidence of title reasonably satisfactory to the Administrative Agent with respect to the Mortgaged Properties designated by the Administrative Agent, based upon abstract or record examinations to dates reasonably acceptable to the Administrative Agent and (a) stating that the Loan Party, as applicable, has good and defensible title to such properties and interests, free and clear of all Liens except Permitted Liens, (b) confirming that such Oil and Gas Properties are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected deed of trust or mortgage liens in such Oil and Gas Properties and assignments of and security interests in the Oil and Gas attributable to such Oil and Gas Properties and the proceeds thereof, in each case subject only to Permitted Liens, and (c) covering such other matters as the Administrative Agent may reasonably request.”

(f)          Section 7.02(e) of the Credit Agreement is hereby amended by adding the following sentence immediately following the second sentence thereof: “In addition, the Company shall furnish to the Administrative Agent any other Reserve Report delivered to the Second Lien Trustee pursuant to the Second Lien Indenture.”

(g)          Section 7.03 of the Credit Agreement is hereby amended by: (i) deleting the “or” at the end of clause (c) thereof; (ii) deleting the period at the end of clause (d) and replacing it with “; or”; and (iii) adding a new clause (e), to read as follows: “(e) copies of any statement, report or notice furnished to or by the holders of Permitted Second Lien Debt under the Permitted Second Lien Debt Documents not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 7.03.”

(h)          Section 8.01 of the Credit Agreement is hereby amended by: (i) deleting the “and” at the end of clause (p) thereof; (ii) deleting the period at the end of clause (q) and replacing it with “; and”; and (iii) adding a new clause (r), to read as follows: “(r) Liens securing the Permitted Second Lien Debt; provided that such Liens are second in priority to the Liens securing the Obligations in accordance with and subject to the terms and conditions of the Intercreditor Agreement and Section 4.02.”

(i)          Section 8.02(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

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“(e)          Dispositions not otherwise permitted under Sections 8.02(a) – (d) above; provided that, (i) no Event of Default shall exist at the time of such Disposition or result therefrom, and (ii) (y) the aggregate value (as determined by the Administrative Agent to be the value assigned to such Properties under the most recent Reserve Report) of all Dispositions of Oil and Gas Properties made by the Loan Parties, plus the net effect of hedge modifications permitted under Section 8.10(d)(ii)(y) during such period, does not exceed (A) from the First Amendment Effective Date until April 1, 2016 five percent, (5%) of the Borrowing Base in effect on the First Amendment Effective Date and (B) in any Borrowing Base Period commencing on or after April 1, 2016, five percent (5%) of the Borrowing Base then in effect or (z) the aggregate value (as determined by the Administrative Agent to be the value assigned to such Properties under the most recent Reserve Report) of all Dispositions of Oil and Gas Properties made by the Loan Parties, plus the net effect of hedge modifications permitted under Section 8.10(d)(ii)(y) during such period exceeds the amounts specified in Section 8.02(e)(ii)(y)(A) and (B), but (A) the Majority Lenders consent to such Disposition and (B) the Borrowing Base is automatically reduced by an amount equal to the aggregate Borrowing Base value of such Oil and Gas Properties (as determined by the Administrative Agent) and to the extent a Borrowing Base Deficiency results from such reduction, up to one-hundred percent (100%) of the proceeds of such Dispositions, net of reasonable fees, expenses and taxes, shall be applied, as necessary, to cure such Borrowing Base Deficiency.”

(j)          Section 8.05(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e)          Either Permitted Second Lien Debt or Senior Unsecured Notes and guaranties given by the Company, the Parent or any Subsidiary that is a guarantor hereunder with respect thereto; provided that (i) the principal amount of such Permitted Second Lien Debt shall not exceed the Second Lien Cap and (ii) the principal amount of such Senior Unsecured Notes aggregated with Permitted Second Lien Debt shall not exceed the greater of (y) $2,000,000,000 and (z) the Borrowing Base in effect at the time of issuance (before giving pro forma effect to the attendant automatic reduction in the Borrowing Base required by the second proviso of this clause (e)), further provided that, other than with respect to the Permitted Second Lien Debt issued on the First Amendment Effective Date, the Borrowing Base shall automatically reduce on the date of such issuance of Permitted Second Lien Debt or Senior Unsecured Notes by an amount equal to 25% of the stated principal amount of such Permitted Second Lien Debt or Senior Unsecured Notes (for purposes of this section if any such Permitted Second Lien Debt or Senior Unsecured Notes are issued at a discount or otherwise sold for less than “par”, the reduction shall be calculated based upon the stated principal amount without reference to such discount), except to the extent that the proceeds from the issuance of such Permitted Second Lien Debt or Senior Unsecured Notes are used to refinance Permitted Second Lien Debt or Senior Unsecured Notes existing at such time (provided that the amount of such refinancing does not exceed the principal amount being refinanced plus interest, underwriting discount, make-whole premium and offering expenses paid in connection therewith and provided, further that any such refinancing of Senior Unsecured Notes is not from proceeds of Permitted Second Lien Debt);”

(k)          Section 8.08 of the Credit Agreement is hereby amended by:

(i)           deleting the “and” at the end of clause (f) thereof and amending and restating clause (g), to read as follows: “(g) the Second Lien Indenture, the Permitted Second Lien Debt Documents and any Senior Unsecured Notes; and”; and

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(ii)          adding a new clause (h) to read as follows: “(h) any other Contingent Obligations of the Loan Parties to the extent not described in Sections 8.08(a) – (g) not to exceed an aggregate amount of $30,000,000 outstanding at any time.”

(l)          Section 8.09 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“8.09 Restricted Payments. No Loan Party shall, or permit any of its Subsidiaries to, purchase, redeem or otherwise acquire for value any membership interests, partnership interests, capital accounts, shares of its capital stock or any warrants, rights or options to acquire such membership interest, partnership interest or shares, now or hereafter outstanding from its members, partners or stockholders or declare or pay any distribution, dividend or return capital to its members, partners or stockholders or make any distribution of assets in cash or in kind to its members, partners or stockholders, or make any prepayments of principal or payment of fees on or in connection with the Permitted Second Lien Debt (collectively “Restricted Payments”); except:

(a)	Parent may declare and pay dividends with respect to its Equity payable solely in additional shares of its Equity,

(b)	Subsidiaries of the Company may declare and pay dividends ratably with respect to their Equity,

(c)	the Company may declare and pay dividends to Parent,

(d)	Parent may declare and pay to its Equity owners periodic cash dividends of Available Cash or otherwise purchase, redeem or acquire for value any membership interests, partnership interests, capital accounts, shares of its capital stock or any warrants, rights or options to acquire such membership interest, partnership interest or shares from its members, partners or stockholders in accordance with its partnership agreement, so long as (i) no Event of Default exists or would result therefrom, (ii) if such Restricted Payment is in respect of common Equity, after giving effect to such Restricted Payment, the aggregate amount of cash and Cash Equivalents of the Loan Parties plus the amount of the Available Borrowing Base is not less than 10% of the Borrowing Base in effect at the time of such Restricted Payment, (iii) if such Restricted Payment is in respect of Series B Preferred Units, after giving effect to such Restricted Payment, the aggregate amount of cash and Cash Equivalents of the Loan Parties plus the amount of the Available Borrowing Base is not less than 5% of the Borrowing Base in effect at the time of such Restricted Payment, (iv) after giving effect to such Restricted Payment, the Loan Parties exhibit pro-forma compliance with all terms and conditions of this Agreement and (v) such Restricted Payment is permitted under the Second Lien Indenture,

(e)	Payments may be made in respect of Permitted Second Lien Debt fees so long as (i) such fees constitute an arrangement fee payable to (or to Affiliates of) fewer than all of the holders of Permitted Second Lien Debt, or (ii) such fees are expressly required by the terms thereof on the First Amendment Effective Date or as may be or become payable pursuant to an amendment thereof permitted under clauses (i)(A)-(E) of Section 8.19 (clauses (i) and (ii), the “Specified Second Lien Fees”), (iii) such fees are paid pursuant to Section 4(c) of the Note Purchase Agreement (as defined in the Second Lien Indenture) as in effect on the First Amendment Effective Date (as amended from time to time in accordance with the Intercreditor Agreement and this Agreement), or (iv) if not otherwise permitted by this clause (e), only if the Administrative Agent shall have received at least 3 Business Days prior notice from a Responsible Officer of the Company setting forth (A) the amount of such fees, (B) the computation in reasonable detail of any Reciprocal Fee Payments payable hereunder in connection therewith and (C) a statement by the Company that such Reciprocal Fee Payments (if any) will be paid in accordance with Section 2.07(c) of this Agreement.

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(f)

(i)	Mandatory prepayments (A) pursuant to Section 4.10 and Section 4.15 of the Second Lien Indenture (as in effect on the First Amendment Effective Date) or any substantially similar provision contained in Permitted Second Lien Debt may be made in respect of Permitted Second Lien Debt principal as therein provided (for the avoidance of doubt, any Borrowing Base Deficiency that results from the application of Section 8.02(e)(ii)(z)(B) shall be cured prior to making any mandatory prepayment pursuant to such Section 4.10) and (B) pursuant to Section 3.08 of the Second Lien Indenture (as in effect on the First Amendment Effective Date) or any substantially similar provision contained in Permitted Second Lien Debt may be made in respect of Permitted Second Lien Debt principal so long as (1) if a Borrowing Base Deficiency exists at the time of such Invalid Debt Incurrence (as defined in the Second Lien Indenture (as in effect on the First Amendment Effective Date)), up to one-hundred percent (100%) of the proceeds from such Invalid Debt Incurrence are first applied to cure such Borrowing Base Deficiency and (2) the Indebtedness incurred pursuant to such Invalid Debt Incurrence is junior or parri passu in right of payment to the Permitted Second Lien Debt; and

(ii)	Voluntary prepayments may be made in respect of Permitted Second Lien Debt principal (A) from proceeds of Permitted Second Lien Debt or Senior Unsecured Notes or (B) so long as (1) no Event of Default exists or would result therefrom, (2) after giving effect to such Restricted Payment, the aggregate amount of cash and Cash Equivalents of the Loan Parties plus the amount of the Available Borrowing Base is not less than 10% of the Borrowing Base in effect at the time of such Restricted Payment, and (3) after giving effect to such Restricted Payment, the Loan Parties exhibit pro-forma compliance with all terms and conditions of this Agreement.

By making a Restricted Payment pursuant to clause (d), clause (e) or clause (f) above, Parent represents and warrants to Administrative Agent and the Lenders that the conditions for making such Restricted Payment have been satisfied.”

(m)          Section 8.10(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

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“(d)          The Company shall not modify in any material respect to the extent it adversely affects the then-current Borrowing Base or terminate any Derivative Contracts to which it is currently a party or subsequently becomes a party without the consent of the Administrative Agent, except that (i) Derivative Contracts with a party who ceases to be a Lender (or an Affiliate of a Lender) may be terminated in connection with the assignment, amendment or other transaction pursuant to which such party ceases to be a Lender or an Affiliate of a Lender, and (ii) so long as no Default or Event of Default exists, Derivative Contracts may be modified or terminated, provided that, (y) the net effect of the modifications or terminations of such Derivative Contracts (after giving effect to any new Derivative Contracts entered into during such Borrowing Base Period prior to or in connection with, such modification or termination), as determined by the Administrative Agent, plus the aggregate value (as determined by the value assigned to such properties under the most recent Reserve Report) of all Dispositions of Oil and Gas Properties made by the Loan Parties permitted under Section 8.02(e)(ii)(y) during such period, does not exceed (A) from the First Amendment Effective Date until April 1, 2016, five percent (5%) of the Borrowing Base in effect on the First Amendment Effective Date and (B) in any Borrowing Base Period commencing on or after April 1, 2016, five percent (5%) of the Borrowing Base then in effect or (z) the net effect of the modifications or terminations of such Derivative Contracts (after giving effect to any new Derivative Contracts entered into during such Borrowing Base Period prior to or in connection with, such modification or termination), as determined by the Administrative Agent, plus the aggregate value (as determined by the value assigned to such properties under the most recent Reserve Report) of all Dispositions of Oil and Gas Properties made by the Loan Parties permitted under Section 8.02(e)(ii)(y) during such period exceeds the amounts specified in Section 8.10(d)(ii)(y)(A) and (B), but (A) the Majority Lenders consent to such modification or termination and (B) the Borrowing Base is automatically reduced by an amount equal to the net effect of the modifications or terminations of such Derivative Contracts (after giving effect to any new Derivative Contracts entered into during such period prior to or in connection with, such modification or termination) (as determined by the Administrative Agent) and to the extent a Borrowing Base Deficiency results from such reduction, up to one-hundred percent (100%) of the cash and cash equivalent proceeds of such modifications or terminations of Derivative Contracts received by the Loan Parties, net of payment of, or provisions for reasonable out-of-pocket fees, expenses and taxes incurred by the Company in connection with such transaction, shall be applied, as necessary, to cure such Borrowing Base Deficiency;”

(n)          Section 8.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“8.17         Negative Pledge. No Loan Party or any of its Subsidiaries shall enter into or permit to exist any contractual obligation (other than this Agreement, any other Loan Document or the Permitted Second Lien Debt Documents or, with respect to clause (b) only, the Senior Unsecured Notes) that limits the ability (a) of any Subsidiary to make Restricted Payments to or otherwise transfer property to Parent, the Company or any Guarantor, (b) of Parent to guarantee the Indebtedness of the Company, or any Subsidiary to guarantee the Indebtedness of the Company, or (c) of Parent, the Company, or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations.”

(o)          A new Section 8.19 of the Credit Agreement is hereby added immediately following Section 8.18 to read as follows:

“8.19 Second Lien Indenture. Subject to the Intercreditor Agreement, the Company shall not amend, and shall not consent to any amendment or other modification of, the Permitted Second Lien Debt Documents (any such amendment or modification, but excluding for the avoidance of doubt any refinancing or replacement of Permitted Second Lien Debt with Permitted Second Lien Debt, a “Second Lien Amendment”) if:

(i) the effect thereof would be to:

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(A)	shorten the maturity of the Permitted Second Lien Debt, or

(B)	shorten the average life or increase the amount of any payment of principal thereof, or

(C)	increase the rate of interest to greater than eleven and three-quarter percent (11.75%) per annum (it being agreed and understood that any default rate interest of up to 200 bps per annum shall be permitted and shall not be subject to such cap), or

(D)	add call or prepayment premiums in excess of three percent (3.0%) of the principal amount of Permitted Second Lien Debt, or

(E)	shorten any period for payment of interest thereon or increase the amortization payments provided for under the Second Lien Indenture, or

(F)	require the payment to holders of the Permitted Second Lien Debt of any fees that are not Specified Second Lien Fees without prior notice from a Responsible Officer of the Company to the Administrative Agent setting forth (1) the language of such Second Lien Amendment, (2) the amount of such incremental fees, (3) the computation in reasonable detail of any Reciprocal Fee Payments payable hereunder in connection therewith and (4) a statement by the Company that such Reciprocal Fee Payments (if any) will be paid in accordance with this Agreement, or

(ii)	such Second Lien Amendment adds additional Property as collateral to secure the Permitted Second Lien Debt unless the Company complies with Section 4.02(b), or

(iii)	such Second Lien Amendment adds any covenants or defaults (or modifies any existing covenant or default in a manner that would be more restrictive to any Loan Party) without at least 3 Business Days prior notice from a Responsible Officer of the Company to the Administrative Agent setting forth (A) the text of the proposed Second Lien Amendment, (B) a statement by the Company that, pending execution of an amendment to this Agreement to reflect such Second Lien Amendment, a breach of the relevant covenants or defaults reflected in such Second Lien Amendment would constitute an Event of Default under this Agreement and (C) a statement by the Company confirming its obligations under this Section 8.19(iii) to enter into a binding amendment of this Agreement relating thereto. The parties agree that it shall be an Event of Default under Section 9.01(c) if the Company shall fail to execute and deliver a binding amendment to this Agreement as required under Section 8.19(iii)(C) within 10 Business Days after the Administrative Agent provides to the Company an execution copy thereof in form and substance reasonably satisfactory to the Administrative Agent and the Company.”

(p)          Section 9.01(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

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“(e)          Payment Cross-Default; Cross-Acceleration. (i) Any Loan Party, any Subsidiary thereof or any combination thereof fails to make any payment in respect of the Permitted Second Lien Debt, or of any other Indebtedness or Contingent Obligation in an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $40,000,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace period, if any, specified in the relevant document on the date of such failure; or (ii) any Loan Party, any Subsidiary thereof or any combination thereof fails after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to the Permitted Second Lien Debt, or any such other Indebtedness or Contingent Obligation in an aggregate principal amount of more than $40,000,000, which results in such Permitted Second Lien Debt or other Indebtedness or Contingent Obligation being declared due and payable (or becoming subject to mandatory Redemption) prior to its stated maturity; or”

(q)          Section 9.02(b) of the Credit Agreement is hereby amended by: (i) deleting the “and” at the end of the clause starting with the phrase “fifth” and inserting a new clause immediately following such clause to read as follows: “sixth, to the Second Lien Obligations (as defined in the Intercreditor Agreement) pursuant to the Intercreditor Agreement or to any person lawfully entitled thereto or as a court of competent jurisdiction may direct; and”, and (ii) replacing reference to “sixth” with “seventh” before the following phrase: “, any excess shall be paid to the Company or as otherwise required by law.”

SECTION 2.          Borrowing Base. Upon the effectiveness of this Amendment, in accordance with Section 2.05(a) of the Credit Agreement (Scheduled Borrowing Base Determinations), the Administrative Agent and the Required Lenders agree that the Borrowing Base on the Amendment Effective Date shall be $1,800,000,000. This Borrowing Base redetermination shall constitute the Scheduled Borrowing Base Determination for April 1, 2015.

SECTION 3.          Guarantor Confirmation.

(a)          The Guarantors hereby consent and agree to this Amendment and each of the transactions contemplated hereby.

(b)          The Company and each Guarantor ratifies and confirms the debts, duties, obligations, liabilities, rights, titles, pledges, grants of security interests, liens, powers, and privileges existing by virtue of the Loan Documents to which it is a party.

(c)          The Company and each Guarantor agrees that the guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Security Documents and Guaranties to which it is a party, are not impaired, released, diminished or reduced in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all Obligations.

(d)          The Company and each Guarantor acknowledges and agrees that all terms, provisions, and conditions of the Loan Documents to which it is a party (as amended by this Amendment) shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

SECTION 4.          Conditions of Effectiveness. This Amendment and the amendments hereunder shall become effective as of the date first set forth above (the “Amendment Effective Date”), provided that the following conditions shall have been satisfied:

(a)          Amendment. The Administrative Agent shall have received a counterpart of this Amendment which shall have been executed by the Administrative Agent, the Issuing Lender, the Required Lenders, the Company, and the Guarantors (which may be by telecopy or PDF transmission).

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(b)          Fee Letter. The Administrative Agent shall have received a counterpart of that certain fee letter dated of even date herewith (the “First Amendment Fee Letter”), which shall have been executed by the Company.

(c)          No Default; Representations and Warranties. At the time of the Amendment Effective Date and immediately after giving effect to this Amendment:

(i)          the representations and warranties of the Company and the Guarantors in Article VI of the Credit Agreement and in the other Loan Documents as amended hereby shall be true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

(ii)         no Default or Event of Default shall exist; and

(iii)        since December 31, 2014, there shall have been no event, development or circumstance that has or could reasonably be expected to result in the occurrence or existence of a Material Adverse Effect.

(d)          Second Lien Debt Documents; Series B Documents. Company shall deliver to Administrative Agent a true and correct copy of the Intercreditor Agreement, the Second Lien Indenture, each other Permitted Second Lien Debt Document and each document in connection with the issuance of the Series B Perpetual Convertible Preferred Units of the Parent on the Amendment Effective Date, duly executed and delivered by each party thereto, and the transactions contemplated by such documents shall have been consummated in accordance with the terms therein.

(e)          Payment of Fees. The Company shall have paid all accrued and unpaid fees, costs and expenses owed pursuant to this Amendment to the extent then due and payable and invoiced at least two (2) Business Days prior to the Amendment Effective Date and the Company shall have paid all fees owed pursuant to the First Amendment Fee Letter.

(f)          Prepayment of Loans. Substantially contemporaneously with the closing of this Amendment, the Company shall have prepaid the Loans in amount not less than $930,000,000.

(g)          Additional Documents. Such other documents, in form and substance satisfactory to Administrative Agent, as the Administrative Agent may reasonably request.

SECTION 5.          Post-Closing Requirements. The Company shall deliver or cause to be delivered to Administrative Agent the documents, certificates and other items described on Annex A hereto within the time frames set forth therein.

SECTION 6.          Representations and Warranties. Each of the Company and the Guarantors represent and warrant to Administrative Agent and the Lenders, with full knowledge that such Persons are relying on the following representations and warranties in executing this Amendment, as follows:

(a)          It has the organizational power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of it requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(b)          The Agreement, the Loan Documents and each and every other document executed and delivered to the Administrative Agent and the Lenders in connection with this Amendment to which it is a party constitute the legal, valid and binding obligations of it, to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

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(c)          This Amendment does not and will not violate any provisions of any of its Organization Documents.

(d)          No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment.

(e)          Immediately after giving effect to this Amendment, no Default or Event of Default will exist, and all of the representations and warranties contained in the Agreement and in the other Loan Documents are true and correct in all material respects on and as of this date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

SECTION 7.          Reference to and Effect on the Credit Agreement.

(a)          Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)          Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 8.          Extent of Amendments. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. Each of the Company and the Guarantors hereby ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral and the Liens on the Collateral securing the Obligations are unimpaired by this Amendment and remain in full force and effect.

SECTION 9.          Loan Documents. The Loan Documents, as such may be amended in accordance herewith, are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms. This Amendment is a Loan Document.

SECTION 10.         Claims. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Administrative Agent and Lenders to enter into this Amendment, each of the Company and Guarantors represent and warrant that, as of the date hereof, it does not know of any defenses, counterclaims or rights of setoff to the payment of any Indebtedness of the Company or the Parent to Administrative Agent, Issuing Lender or any Lender.

SECTION 11.         Intercreditor Agreement. The Lenders hereby grant to Administrative Agent the power and authority to enter into the Second Lien Intercreditor Agreement with the Second Lien Trustee and amendments, waivers, modifications and supplements thereto from time to time and to bind the Lenders to such terms therein as Administrative Agent and the Majority Lenders deem advisable, all upon such terms and conditions as may be approved by the Administrative Agent and the Majority Lenders.

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SECTION 12.         Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or pdf shall be equally as effective as delivery of a manually executed counterpart.

SECTION 13.         Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and applicable federal laws of the United States of America.

SECTION 14.         Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 15.         NO ORAL AGREEMENTS. The rights and obligations of each of the parties to the loan documents shall be determined solely from written agreements, documents, and instruments, and any prior oral agreements between such parties are superseded by and merged into such writings. This Amendment and the other written Loan Documents executed by the Company, the Guarantors, Administrative Agent, Issuing Lender and/or Lenders represent the final agreement between such parties, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by such parties. There are no unwritten oral agreements between such parties.

SECTION 16.          No Waiver. Each of the Company and Guarantors hereby agree that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Administrative Agent or any Lender. Nothing contained in this Amendment nor any past indulgence by the Administrative Agent, Issuing Lender or any Lender, nor any other action or inaction on behalf of the Administrative Agent, Issuing Lender or any Lender, (i) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Agreement or the other Loan Documents, or (ii) shall constitute or be deemed to constitute an election of remedies by the Administrative Agent, Issuing Lender or any Lender, or a waiver of any of the rights or remedies of the Administrative Agent, Issuing Lender or any Lender provided in the Agreement, the other Loan Documents, or otherwise afforded at law or in equity.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

LOAN PARTIES:

BREITBURN OPERATING LP

By: BREITBURN OPERATING GP LLC, its general partner

By:	/S/ James G. Jackson
Name: James G. Jackson
Title: Executive Vice President and
Chief Financial Officer

BREITBURN ENERGY PARTNERS LP

By: BREITBURN OPERATING GP LLC, its general partner

By:	/S/ James G. Jackson
Name: James G. Jackson
Title: Executive Vice President and
Chief Financial Officer

BREITBURN GP LLC
BREITBURN OPERATING GP LLC

By:	/S/ James G. Jackson
Name: James G. Jackson
Title: Executive Vice President and
Chief Financial Officer

BREITBURN MANAGEMENT COMPANY LLC

By: BREITBURN ENERGY PARTNERS LP, its sole member
By: BREITBURN OPERATING GP LLC, its general partner

By:	/S/ James G. Jackson
Name: James G. Jackson
Title: Executive Vice President and
Chief Financial Officer

Signature Page to First Amendment

BREITBURN FLORIDA LLC
BREITBURN OKLAHOMA LLC
BREITBURN SAWTELLE LLC (formerly Breitburn Fulton LLC)
BREITBURN TRANSPETCO GP LLC
BREITBURN TRANSPETCO LP LLC

By: BREITBURN OPERATING LP, its sole member
By: BREITBURN OPERATING GP LLC, its general partner

By:	/S/ James G. Jackson
Name: James G. Jackson
Title: Executive Vice President and Chief Financial Officer

TRANSPETCO PIPELINE COMPANY, L.P.

By: BREITBURN TRANSPETCO GP LLC, its general partner
By: BREITBURN OPERATING LP, its sole member
By: BREITBURN OPERATING GP LLC, its general partner

By:	/S/ James G. Jackson
Name: James G. Jackson
Title: Executive Vice President and
Chief Executive Officer

By: BREITBURN OPERATING LP, its general partner
By: BREITBURN OPERATING GP LLC, its general partner

By:	/S/ James G. Jackson
Name: James G. Jackson
Title: Executive Vice President and
Chief Executive Officer

Signature Page to First Amendment

BREITBURN FINANCE CORPORATION
BEAVER CREEK PIPELINE, L.L.C.
ALAMITOS COMPANY
PHOENIX PRODUCTION COMPANY
GTG PIPELINE LLC
MERCURY MICHIGAN COMPANY, LLC
TERRA ENERGY COMPANY LLC
TERRA PIPELINE COMPANY LLC

By:	/S/ James G. Jackson
Name: James G. Jackson
Title: Chief Financial Officer

QR ENERGY, LP
By: QRE GP, LLC, its general partner

By:	/S/ James G. Jackson
Name: James G. Jackson
Title: Chief Financial Officer

QRE GP, LLC
By: BREITBURN GP LLC, its manager

By:	/S/ James G. Jackson
Name: James G. Jackson
Title: Chief Financial Officer

QRE OPERATING, LLC
By: QR ENERGY, LP, its sole member
By: QRE GP, LLC, its general partner

By:	/S/ James G. Jackson
Name: James G. Jackson
Title: Chief Financial Officer

Signature Page to First Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent, Issuing Lender, Swing Line Lender and a Lender

By:	/S/ Michael Real
Name: Michael Real
Title: Director

Signature Page to First Amendment

Bank of America, N.A.,
as a Lender

By:	/S/ Bryan Heller
Name: Bryan Heller
Title: Director

Signature Page to First Amendment

Bank of Montreal,
as a Lender

By:	/S/ Gumaro Tijerina
Name: Gumaro Tijerina
Title: Managing Director

Signature Page to First Amendment

Barclays Bank PLC,
as a Lender

By:	/S/ Luke Syme
Name: Luke Syme
Title: Assistant Vice President

Signature Page to First Amendment

Citibank, N.A.,
as a Lender

By:	/S/ Eamon Baqui
Name: Eamon Baqui
Title: Vice President

Signature Page to First Amendment

Credit Suisse AG, Cayman Islands Branch, as a Lender

By:	/S/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By:	/S/ Karim Rahimtoola
Name: Karim Rahimtoola
Title: Authorized Signatory

Signature Page to First Amendment

JPMorgan Chase Bank, N.A.,
as a Lender

By:	/S/ Elizabeth Schorman
Name: Elizabeth Schorman

Signature Page to First Amendment

Royal Bank of Canada,
as a Lender

By:	/S/ Jay T. Sartain
Name: Jay T. Sartain
Title: Authorized Signatory

Signature Page to First Amendment

MUFG Union Bank, N.A.,
as a Lender

By:	/S/ Lara Francis
Name: Lara Francis
Title: Vice President

Signature Page to First Amendment

U.S. Bank National Association,
as a Lender

By:	/S/ Todd S. Anderson
Name: Todd S. Anderson
Title: Vice President

Signature Page to First Amendment

Compass Bank,
as a Lender

By:	/S/ Umar Hassan
Name: Umar Hassan
Title: Senior Vice President

Signature Page to First Amendment

Capital One, National Association,
as a Lender

By:	/S/ Nancy Mak
Name: Nancy Mak
Title: Senior Vice President

Signature Page to First Amendment

Credit Agricole Corporate and Investment Bank,
as a Lender

By:	/S/ Michael Willis
Name: Michael Willis
Title: Managing Director

By:	/S/ Sharada Manne
Name: Sharada Manne
Title: Managing Director

Signature Page to First Amendment

Morgan Stanley Bank, N.A.,
as a Lender

By:	/S/ Christopher Winthrop
Name: Christopher Winthrop
Title: Authorized Signatory

Signature Page to First Amendment

Citizens Bank, N.a.,
as a Lender

By:	/S/ R. Scott Donaldson
Name: R. Scott Donaldson
Title: Senior Vice President

Signature Page to First Amendment

Santander Bank, NA,
as a Lender

By:	/S/ Aidan Lanigan
Name: Aidan Lanigan
Title: Senior Vice President

By:	/S/ Kel Christensen
Name: Kel Christensen
Title: Vice President

Signature Page to First Amendment

Toronto Dominion (New York) LLC,
as a Lender

By:	/S/ Masood Fikree
Name: Masood Fikree
Title: Authorized Signatory

Signature Page to First Amendment

UBS AG, Stamford Branch,
as a Lender

By:	/S/ Craig Pearson
Name: Craig Pearson
Title: Associate Director

By:	/S/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

Signature Page to First Amendment

BRANCH BANKING and TRUST Company,
as a Lender

By:	/S/ Parul June
Name: Parul June
Title: Vice President

Signature Page to First Amendment

BNP Paribas,
as a Lender

By:	/S/ Scott Joyce
Name: Scott Joyce

By:	/S/ Julien Pecoud-Bouvet
Name: Julien Pecoud-Bouvet

Signature Page to First Amendment

Canadian Imperial Bank of Commerce, New York Branch,
as a Lender

By:	/S/ Trudy Nelson
Name: Trudy Nelson
Title: Authorized Signatory

By:	/S/ Richard Antl
Name: Richard Antl
Title: Authorized Signatory

Signature Page to First Amendment

COMERICA BANK,
as a Lender

By:	/S/ Garrett R. Merrell
Name: Garrett R. Merrell
Title: Relationship Manager

Signature Page to First Amendment

ING CAPITAL LLC,
as a Lender

By:	/S/ Josh Strong
Name: Josh Strong
Title: Director

By:	/S/ Charles Hall
Name: Charles Hall
Title: Managing Director

Signature Page to First Amendment

Natixis, New York Branch,
as a Lender

By:	/S/ Kenyatta Gibbs
Name: Kenyatta Gibbs
Title: Director

By:	/S/ Stuart Murray
Name: Stuart Murray
Title: Managing Director

Signature Page to First Amendment

PNC BANK, National Association,
as a Lender

By:	/S/ Sandra Aultman
Name: Sandra Aultman

Signature Page to First Amendment

Sumitomo Mitsui Banking Corporation,
as a Lender

By:	/S/ Masaki Sone
Name: Masaki Sone
Title: Managing Director

Signature Page to First Amendment

SunTrust Bank, as a Lender

By:	/S/ Chulley Bogle
Name: Chulley Bogle
Title: Vice President

Signature Page to First Amendment

CADENCE BANK, N.A.,
as a Lender

By:	/S/ Steven Taylor
Name: Steven Taylor
Title: Vice President

Signature Page to First Amendment

Fifth Third Bank,
as a Lender

By:	/S/ Jonathan H Lee
Name: Jonathan H Lee
Title: Director

Signature Page to First Amendment

Fifth Third Bank,
as a Lender

By:	/S/ Jonathan H Lee
Name: Jonathan H Lee
Title: Director

Signature Page to First Amendment

Associated Bank,
as a Lender

By:	/S/ Kyle Lewis
Name: Kyle Lewis

Signature Page to First Amendment

The Huntington National Bank,
as a Lender

By:	/S/ Margaret Niekrash
Name: Margaret Niekrash

Signature Page to First Amendment

OneWest Bank N.A.,
as a Lender

By:	/S/ Whitney Randolph
Name: Whitney Randolph
Title: Senior Vice President

Signature Page to First Amendment

ANNEX A

POST-CLOSING REQUIREMENTS

1.	Action: The Loan Parties shall (i) execute and deliver Mortgages covering all Oil and Gas Properties granted to the Second Lien Trustee to the extent the Loan Parties have not granted a first-priority Lien on such Oil and Gas Properties to the Administrative Agent, (ii) cause such Mortgages to be filed in the proper recorders’ offices or appropriate public records and pay the mortgage recording fees and taxes in respect thereof and otherwise comply with the formal requirements of state law applicable to the recording of real estate mortgages generally with respect to the Mortgages and (iii) if required by the Administrative Agent, deliver title and mortgage evidence, financing statements, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements in connection with the Mortgages reasonably requested by the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

Required Completion Date: Within 60 days after the Amendment Effective Date or such later date as the Administrative Agent may reasonably agree.

2.	Action: The Company shall execute and deliver to the Administrative Agent the following account control agreements in form and substance reasonably satisfactory to the Administrative Agent:

a.	Control Agreement(s) with respect to the accounts held by the Loan Parties at Wells Fargo Bank, National Association.

b.	Control Agreement(s) with respect to the accounts held by the Loan Parties at Union Bank.

Required Completion Date: Within 60 days after the Amendment Effective Date or such later date as the Administrative Agent may reasonably agree.

Annex A to First Amendment